UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach California 92075

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On July 15, 2021, the Board of Directors (the “Board”) of ClearPoint Neuro, Inc. (the “Company”) increased the size of the Board from six to seven members, and, with the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Lynnette C. Fallon to fill the newly created directorship, effective immediately. In addition, Ms. Fallon will serve on the Audit Committee of the Board. Ms. Fallon will serve as a director of the Company until the 2022 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation, disqualification or removal.

Lynnette C. Fallon has been the Executive Vice President, HR/Legal, General Counsel and Secretary of Axcelis Technologies, Inc. (Nasdaq: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry, since May 2005, having initially joined Axcelis in 2001 as a Senior Vice President and General Counsel. As a member of Axcelis’ executive team for more than 20 years, Ms. Fallon has been involved with business development, financial and tax management, investor relations (including diversity and inclusion initiatives, corporate social responsibility policies and other ESG matters), public offerings, M&A, risk management, executive compensation, and all aspects of international corporate compliance. Before joining Axcelis, Ms. Fallon worked at the Boston law firm of Palmer & Dodge LLP, as a partner since 1992, prior to which she was an associate since 1987. During her more than 10 years at Palmer & Dodge, Ms. Fallon’s work was primarily for clients in the biotech industry, handling a variety of transactions, including venture capital, M&A, public offerings, credit financings as well as serving as outside general counsel and corporate secretary. She was head of Palmer & Dodge’s business law department for the three years prior to joining Axcelis, as well as managing her own substantial practice. Ms. Fallon’s M&A and financial transaction experience began in 1984 at a Wall Street boutique firm, doing tax-driven LBOs, venture capital and private equity transactions. She holds a J.D., cum laude, from the School of Law at Boston University and a B.A. with departmental and general honors, Phi Beta Kappa, from Vassar College.

In accordance with the Company’s Non-Employee Director Compensation Plan, Ms. Fallon will be entitled to receive a $40,000 annual retainer for service as a Board member as well as a supplemental annual retainer in connection with her service as a member of a committee of the Board. In addition, in connection with her appointment to the Board and pursuant to the terms of the Company’s Non-Employee Director Compensation Plan, Ms. Fallon will receive an equity grant valued at $120,000, consisting of a stock option and restricted stock award. The shares subject to such stock option and restricted stock award will vest on the first anniversary of the grant. Further, on the day following each annual meeting of stockholders in which she is elected or is then serving as a director, Ms. Fallon will receive an equity grant valued at $120,000, consisting of a stock option and restricted stock award. The shares subject to such stock option and restricted stock award will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

Ms. Fallon shall be entitled to the benefits of the same insurance, indemnification, reimbursement and other policies generally applicable to non-employee directors of the Board. Related thereto, the Company has entered into its standard form of indemnification agreement with Ms. Fallon (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Fallon under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on June 28, 2021, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Fallon and any other persons pursuant to which she was appointed as a director of the Company. There are no family relationships between Ms. Fallon and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Fallon and the Company.

Item 7.01.	Regulation FD Disclosure.

On July 15, 2021, the Company issued a press release announcing the appointment of Ms. Fallon to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer